As filed with the Securities and Exchange Commission on June 1, 2020

Registration No. 333-231294

Registration No. 333-224652

Registration No. 333-219565

Registration No. 333-214862

Registration No. 333-137933-01

Registration No. 333-112238-01

Registration No. 333-151659-01

Registration No. 333-168597-01

Registration No. 333-116369-01

Registration No. 333-190138-01

Registration No. 333-115311-01

Registration No. 333-195948-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231294

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224652

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219565

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-214862

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-137933-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-112238-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151659-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168597-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-116369-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190138-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-115311-01

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195948-01

UNDER

THE SECURITIES ACT OF 1933

XPERI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-4465732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of principal executive offices, including zip code)

XPERI CORPORATION SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN, AS AMENDED

DTS, INC. 2014 NEW EMPLOYEE INCENTIVE PLAN

DTS, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

DTS, INC. 2013 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

DTS, INC. 2012 EQUITY INCENTIVE PLAN

SRS LABS, INC. 2006 STOCK INCENTIVE PLAN

XPERI CORPORATION AMENDED AND RESTATED 2003 EMPLOYEE STOCK PURCHASE PLAN

XPERI CORPORATION AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

XPERI CORPORATION SECOND AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

EMPLOYEE STOCK PURCHASE PLAN

TESSERA TECHNOLOGIES, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

TESSERA TECHNOLOGIES, INC. SIXTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(Full title of the plans)

Paul Davis

Senior Vice President and General Counsel

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenton J. King, Esq.

Mike Ringler, Esq.

Skadden, Arps, Slate, Meagher

& Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

RECENT EVENTS: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Xperi Corporation, a Delaware corporation (the “Company”), on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•

Registration Statement No.  333-231294, filed with the SEC on May 8, 2019, registering 300,000 shares of the Company Common Stock under the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan;

•

Registration Statement No.  333-224652, filed with the SEC on May 3, 2018, registering a total of 4,900,000 shares of the Company Common Stock, consisting of (i) 3,900,000 shares under the Xperi Corporation Seventh Amended And Restated 2003 Equity Incentive Plan, as Amended, and (ii) 1,000,000 shares under the Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan;

•

Registration Statement No.  333-219565, filed with the SEC on July 28, 2017, registering 200,000 shares of the Company Common Stock under the Xperi Corporation Amended and Restated International Employee Stock Purchase Plan;

•

Registration Statement No.  333-214862, filed with the SEC on December 1, 2016, registering a total of 1,510,677 shares of the Company Common Stock under the DTS, Inc. 2014 New Employee Incentive Plan, the DTS, Inc. 2013 Employee Stock Purchase Plan, the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan, the DTS, Inc. 2012 Equity Incentive Plan, and the SRS Labs, Inc. 2006 Stock Incentive Plan;

•

Registration Statement No.  333-137933-01, filed with the SEC on December 1, 2016, registering 3,200,000 shares of the Company Common Stock under the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended;

•

Registration Statement No.  333-112238-01, filed with the SEC on December 1, 2016, registering 600,000 shares of the Company Common Stock under the Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan;

•

Registration Statement No.  333-151659-01, filed with the SEC on December 1, 2016, registering a total of 7,200,000 shares of the Company Common Stock, consisting of (i) 6,000,000 shares under the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended, (ii) 200,000 shares under the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan, and (iii) 1,000,000 shares under the Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan;

•

Registration Statement No.  333-168597-01, filed with the SEC on December 1, 2016, registering 5,000,000 shares of the Company Common Stock under the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended;

•

Registration Statement No.  333-116369-01, filed with the SEC on December 1, 2016, registering 1,000,000 shares of the Company Common Stock under the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended;

•

Registration Statement No.  333-190138-01, filed with the SEC on December 1, 2016, registering 400,000 shares of the Company Common Stock under the Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan;

•

Registration Statement No.  333-115311-01, filed with the SEC on December 1, 2016, registering 1,384,429 shares of the Company Common Stock under the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended, and 2,481,433 shares of the Company Common Stock subject to outstanding awards under the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended; and

•

Registration Statement No.  333-195948-01, filed with the SEC on December 1, 2016, registering 500,000 shares of the Company Common Stock under the Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan.

On June 1, 2020, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of December 18, 2019, as amended on January 31, 2020, by and among the Company, TiVo Corporation (“TiVo”), Xperi Holding Corporation (“Xperi Holding”), XRAY Merger Sub Corporation (“Xperi Merger Sub”) and TWOLF Merger Sub Corporation (“TiVo Merger Sub”), Xperi Merger Sub was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Xperi Holding (the “Xperi Merger”) and TiVo Merger Sub was merged with and into TiVo, with TiVo surviving the merger as a subsidiary of Xperi Holding (the “TiVo Merger” and, together with the Xperi Merger, the “Mergers”). As a result of the Mergers, the Company and TiVo each are now wholly owned subsidiaries of Xperi Holding.

As a result of the Mergers, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registrations Statements as of June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 1st day of June, 2020.

Xperi Corporation

By:	/s/ Paul Davis
Paul Davis
Senior Vice President and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.